Exhibit 13.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Yujie CHEN, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Grande Group Limited for the fiscal year ended March 31, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Grande Group Limited.

Date: July 31, 2026	/s/ Yujie CHEN
Yujie CHEN
Chief Executive Officer and Director
(Principal Executive Officer)

I, Ka Yan, YING, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Grande Group Limited for the fiscal year ended March 31, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Grande Group Limited.

Date: July 31, 2026	/s/ Ka Yan, YING
Ka Yan, YING
Chief Financial Officer
(Principal Accounting and Financial Officer)